Exhibit 99.1

70 E. Long Lake Rd.
Bloomfield Hills, MI 48304
www.agreerealty.com

FOR IMMEDIATE RELEASE

AGREE REALTY CORPORATION REPORTS FIRST QUARTER 2016 RESULTS

Bloomfield Hills, MI, April 25, 2016 -- Agree Realty Corporation (NYSE: ADC) (the “Company”) today announced results for the quarter ended March 31, 2016. All per share amounts included herein are on a diluted per common share basis unless otherwise stated.

First Quarter 2016 Financial and Operating Highlights:

▪	Increased Funds from Operations (“FFO”) per share 8.5% to $0.61
▪	Increased FFO 27.2% to $12.7 million
▪	Increased Adjusted Funds from Operations (“AFFO”) per share 7.9% to $0.61
▪	Increased AFFO 26.5% to $12.7 million
▪	Increased rental revenue 28.2% to $18.7 million
▪	Invested in 13 retail net lease properties for $38.3 million
▪	Announced one new development project
▪	Declared dividends of $0.465 per share, an increase of 3.3% over dividends per share declared in the first quarter of 2015

Financial Results

Total Rental Revenue

Total rental revenue, which includes minimum rents and percentage rents, for the three months ended March 31, 2016 increased 28.2% to $18.7 million compared with total rental revenue of $14.6 million for the comparable period in 2015.

Funds from Operations

FFO for the three months ended March 31, 2016 increased 27.2% to $12.7 million compared with FFO of $10.0 million for the comparable period in 2015. FFO per share for the three months ended March 31, 2016 increased 8.5% to $0.61 compared with FFO per share of $0.56 for the comparable period in 2015.

Adjusted Funds from Operations

AFFO for the three months ended March 31, 2016 increased 26.5% to $12.7 million compared with AFFO of $10.1 million for the comparable period in 2015. AFFO per share for the three months ended March 31, 2016 increased 7.9% to $0.61 compared with AFFO per share of $0.57 for the comparable period in 2015.

Net Income

Net income attributable to the Company for the three months ended March 31, 2016 was $7.5 million, or $0.36 per share, compared with $6.4 million, or $0.37 per share, for the comparable period in 2015.

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Dividend

The Company paid a cash dividend of $0.465 per share on April 15, 2016 to stockholders of record on March 31, 2016, a 3.3% increase over the $0.45 quarterly dividend declared in the first quarter of 2015. The quarterly dividend represents payout ratios of approximately 76.5% of FFO and 76.1% of AFFO, respectively.

CEO Comments

“We had another strong quarter as we continue to execute our operating strategy,” said Joey Agree, President and Chief Executive Officer of Agree Realty Corporation. “During the quarter we invested in thirteen high-quality net lease properties with strong underlying real estate fundamentals located in a number of attractive markets. We have a robust pipeline of high-quality opportunities through our three distinct retail net lease investment platforms, which we are confident will produce superior risk-adjusted returns for our shareholders. With a strong balance sheet situated for continued growth, an industry-leading portfolio of retail net lease properties, and no lease expirations or debt maturities remaining in 2016, we are extremely well-positioned for the future.”

Portfolio Update

As of March 31, 2016, the Company’s portfolio consisted of 291 properties located in 42 states and totaling 5.4 million square feet of gross leasable space. Properties ground leased to tenants accounted for 8.4% of annualized base rent.

The portfolio was approximately 99.5% leased, had a weighted-average remaining lease term of approximately 11.2 years, and generated approximately 50.3% of annualized base rents from investment grade tenants.

The table below provides a summary of the Company’s portfolio as of March 31, 2016:

Property Type	Number of Properties	Annualized Base Rent (1)	Percent of Annualized Base Rent	Percent Investment Grade (2)	Weighted Average Lease Term

Retail Net Lease	262	$66,726	89.3%	47.3%	11.1 yrs
Retail Net Lease Ground Leases	26	6,287	8.4%	88.2%	13.5 yrs
Total Retail Net Lease	288	73,013	97.7%	50.9%	11.3 yrs
Total Portfolio	291	$74,766	100.0%	50.3%	11.2 yrs

Annualized base rent is in thousands; any differences are a result of rounding.

(1)	Represents annualized straight-line rent as of March 31, 2016.
(2)	Reflects tenants, or parent entities thereof, with investment grade credit ratings from Standard & Poor’s, Moody's, Fitch and/or NAIC.

Acquisitions

Total acquisition volume for the first quarter of 2016 was approximately $33.3 million and included 12 assets net leased to a number of notable retailers operating in the entertainment retail, specialty retail, quick service restaurant, discount and auto service sectors. The properties are located in 9 states and leased to 13 distinct tenants operating across 9 retail sectors. These properties were acquired at a weighted-average cap rate of 7.9% and with a weighted-average remaining lease term of approximately 6.9 years.

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Development and Partner Capital Solutions

In the first quarter of 2016, the Company, through its development program, completed the previously announced Hobby Lobby project in Springfield, Ohio. The development was completed ahead of schedule at a total cost of approximately $5.0 million and is subject to a new 15-year lease.

In addition to the Company’s recently completed development, construction commenced on its previously announced Burger King in Farr West, Utah. This project is part of the previously announced partnership with Meridian Restaurants and has a total cost of approximately $1.6 million. Rent is expected to commence in the third quarter of 2016 and the Company will own a 100% fee simple interest in the property upon the project’s completion.

Subsequent to the end of the first quarter of 2016, the Company commenced the development of a new Burger King in Devils Lake, North Dakota. This property is also part of the previously announced partnership with Meridian Restaurants and is subject to a new 20-year lease.

Leasing

During the first quarter of 2016 the Company executed new leases, extensions or options on over 31,000 square feet of gross leasable area throughout the portfolio. Material new leases, extensions or options included a 24,153 square foot Staples in Davenport, Iowa. The Company has no remaining lease maturities in 2016.

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Top Tenants

The following table presents annualized base rents for all tenants that generated 1.5% or greater of the Company’s total annualized base rent as of March 31, 2016:

Tenant	Annualized Base Rent (1)	Percent of Annualized Base Rent

Walgreens	$12,310	16.5%
Wal-Mart	3,924	5.2%
Wawa	2,465	3.3%
CVS	2,463	3.3%
Academy Sports	1,982	2.7%
Rite Aid	1,886	2.5%
Lowe's	1,846	2.5%
Dollar General	1,795	2.4%
24 Hour Fitness	1,759	2.4%
BJ's Wholesale	1,709	2.3%
LA Fitness	1,694	2.3%
Taco Bell(2)	1,537	2.1%
Dollar Tree	1,427	1.9%
Burger King(3)	1,241	1.7%
Kohl's	1,180	1.6%
AutoZone	1,163	1.6%
Dick's Sporting Goods	1,089	1.5%
Total Top Tenants	$41,470	55.8%

Annualized base rent is in thousands; any differences are a result of rounding.

(1)	Represents annualized straight-line rent as of March 31, 2016.
(2)	Franchise restaurants operated by Charter Foods North, LLC.
(3)	Franchise restaurants operated by Meridian Restaurants Unlimited, LC.

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Tenant Sectors

The following table presents annualized base rents for the Company’s top retail sectors that generated 2.5% or greater of the Company’s total annualized base rent as of March 31, 2016:

Sector	Annualized Base Rent (1)	Percent of Annualized Base Rent

Pharmacy	$16,659	22.3%
Restaurants - Quick Service	5,702	7.6%
Specialty Retail	4,037	5.4%
General Merchandise	3,956	5.3%
Apparel	3,906	5.2%
Grocery Stores	3,843	5.1%
Warehouse Clubs	3,749	5.0%
Health & Fitness	3,562	4.8%
Sporting Goods	3,149	4.2%
Convenience Stores	2,599	3.5%
Restaurants - Casual Dining	2,388	3.2%
Dollar Stores	2,280	3.0%
Auto Parts	2,257	3.0%
Crafts and Novelties	1,977	2.6%
Home Improvement	1,846	2.5%
Other(2)	12,856	17.3%
Total Portfolio	$74,766	100.0%

Annualized base rent is in thousands; any differences are a result of rounding.
(1)	Represents annualized straight-line rent as of March 31, 2016.
(2)	Includes sectors generating less than 2.5% of annualized base rent.

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Lease Expiration

The following table presents contractual lease expirations within the Company’s portfolio as of March 31, 2016, assuming that no tenants exercise renewal options:

Year	Leases	Annualized Base Rent (1)	Percent of Annualized Base Rent	Gross Leasable Area	Percent of Gross Leasable Area

2016	0	$0	0.0%	0	0.0%
2017	10	1,700	2.3%	114	2.1%
2018	11	1,431	1.9%	245	4.5%
2019	12	4,326	5.8%	372	6.8%
2020	16	2,451	3.3%	232	4.3%
2021	22	4,812	6.4%	293	5.4%
2022	14	2,760	3.7%	266	4.9%
2023	24	3,808	5.1%	313	5.8%
2024	29	6,504	8.7%	544	10.0%
2025	30	5,886	7.9%	428	7.9%
Thereafter	164	41,088	54.9%	2,636	48.3%
Total Portfolio	332	$74,766	100.0%	5,443	100.0%

Annualized base rent and gross leasable area are in thousands; any differences are a result of rounding.

(1)	Represents annualized straight-line rent as of March 31, 2016.

Capital Markets and Balance Sheet

Capital Markets

On March 11, 2016, the Company paid off an $8.6 million mortgage secured by three Wawa properties. The Company has no remaining debt maturities in 2016.

During the three months ended March 31, 2016, the Company issued 53,886 shares of common stock under its at-the-market equity program (“ATM program”), realizing gross proceeds of approximately $2.1 million.

Balance Sheet

As of March 31, 2016, the Company’s total debt to total enterprise value was approximately 30.3%. Total enterprise value is calculated as the sum of total debt and the market value of the Company’s outstanding shares of common stock, assuming conversion of operating partnership units into common stock.

For the three months ended March 31, 2016, the Company had 20.5 million fully diluted weighted-average shares outstanding. The Company had 20.4 million basic weighted-average shares outstanding for the three months ended March 31, 2016.

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The Company’s assets are held by, and its operations are conducted through, Agree Limited Partnership, of which the Company is the sole general partner. As of March 31, 2016, there were 347,619 operating partnership units outstanding and the Company held a 98.3% interest in the operating partnership.

2016 Outlook

The Company’s outlook for acquisition volume in 2016, which assumes continued growth in economic activity, positive business trends and other significant assumptions, remains between $175 and $200 million of high-quality retail net lease properties.

Conference Call/Webcast

Agree Realty Corporation will host its quarterly analyst and investor conference call on Tuesday, April 26, 2016 at 9:00 AM EST. To participate in the conference call, please dial (866) 363-3979 approximately ten minutes before the call begins.

Additionally, a webcast of the conference call will be available through the Company’s website. To access the webcast, visit www.agreerealty.com ten minutes prior to the start time of the conference call and go to the Invest section of the website. A replay of the conference call webcast will be archived and available online through the Invest section of www.agreerealty.com.

About Agree Realty Corporation

Agree Realty Corporation is primarily engaged in the acquisition and development of properties net leased to industry-leading retail tenants. The Company currently owns and operates a portfolio of 297 properties, located in 42 states and containing approximately 5.5 million square feet of gross leasable space. The common stock of Agree Realty Corporation is listed on the New York Stock Exchange under the symbol “ADC”. For additional information, visit the Company’s home page at www.agreerealty.com.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in subsequent quarterly reports. Except as required by law, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Invest section of the Company’s website at www.agreerealty.com.

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All information in this press release is as of April 25, 2016. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contact:

Matthew M. Partridge

Chief Financial Officer

Agree Realty Corporation

(248) 737-4190

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Agree Realty Corporation

Consolidated Balance Sheet

($ in thousands, except per share data)

	March 31, 2016	December 31, 2015
Assets:	(Unaudited)
Real Estate Investments:
Land	$236,700	$225,274
Buildings	553,441	526,912
Accumulated depreciation	(59,764)	(56,401)
Property under development	3,575	3,663
Net real estate investments	733,952	699,448
Cash and cash equivalents	3,711	2,712
Accounts receivable - Tenants, net of allowance of $35 for possible losses at March 31, 2016 and December 31, 2015, respectively	7,807	7,418
Unamortized Deferred Expenses:
Credit facility financing Costs, net of accumulated amortization of $1,584 and $1,532 at March 31, 2016 and December 31, 2015, respectively	490	506
Leasing costs, net of accumulated amortization of $575 and $554 at March 31, 2016 and December 31, 2015, respectively	682	664
Lease intangibles, net of accumulated amortization of $12,263 and $10,578 at March 31, 2016 and December 31, 2015, respectively	76,651	76,552
Other assets	2,260	2,570
Total Assets	$825,553	$789,870

Liabilities:
Mortgage notes payable, net	$91,125	$100,359
Unsecured Term Loans, net	99,421	99,156
Senior Unsecured Notes, net	99,177	99,389
Unsecured Revolving Credit Facility	60,000	18,000
Dividends and Distributions Payable	9,812	9,758
Deferred Revenue	425	541
Accrued Interest Payable	1,977	963
Accounts Payable and Accrued Expense:
Capital Expenditures	28	122
Operating	6,252	3,927
Interest Rate Swaps	6,138	3,301
Deferred Income Taxes	705	705
Tenant Deposits	39	29
Total Liabilities	375,099	336,250

Stockholders' Equity:
Common stock, $.0001 par value, 28,000,000 shares authorized, 20,754,264 and 20,637,301 shares issued and outstanding, respectively	2	2
Preferred stock, $.0001 par value per share, 4,000,000 shares authorized
Series A junior participating preferred stock, $.0001 par value, 200,000 authorized, no shares issued and outstanding	-	-
Additional paid-in capital	484,511	482,514
Dividends in excess of net income	(30,452)	(28,262)
Accumulated other comprehensive loss	(6,018)	(3,130)
Total Stockholders' Equity - Agree Realty Corporation	448,043	451,124
Non-controlling interest	2,411	2,496
Total Stockholders' Equity	450,454	453,620
Total Liabilities and Stockholders' Equity	$825,553	$789,870

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Agree Realty Corporation

Consolidated Statements of Operations and Comprehensive Income

($ in thousands, except per share data)

	Three months ended March 31,
	2016	2015
	(Unaudited)
Revenues
Minimum rents	$18,491	$14,554
Percentage rents	183	10
Operating cost reimbursement	1,589	1,178
Other income	(39)	1
Total Revenues	20,224	15,743

Operating Expenses
Real estate taxes	1,123	763
Property operating expenses	573	571
Land lease payments	163	132
General and administrative	2,045	1,668
Depreciation and amortization	5,085	3,553
Total Operating Expenses	8,989	6,687

Income from Operations	11,235	9,056

Other (Expense) Income
Interest expense, net	(3,649)	(2,461)
Gain (loss) on sale of assets	-	79
Loss on debt extinguishment	-	(180)

Net Income	7,586	6,494

Less Net Income Attributable to Non-Controlling Interest	125	126

Net Income Attributable to Agree Realty Corporation	$7,461	$6,368

Net Income Per Share Attributable to Agree Realty Corporation
Basic	$0.37	$0.37
Diluted	$0.36	$0.37

Other Comprehensive Income
Net income	$7,586	$6,494
Other Comprehensive Income (Loss)	(2,935)	(2,012)
Total Comprehensive Income	4,651	4,482
Comprehensive Income Attributable to Non-Controlling Interest	(77)	(87)
Comprehensive Income Attributable to Agree Realty Corporation	$4,574	$4,395

Weighted Average Number of Common Shares Outstanding - Basic	20,439	17,370
Weighted Average Number of Common Shares Outstanding - Diluted	20,480	17,416

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Agree Realty Corporation

Reconciliation of Net Income to FFO and Adjusted FFO

($ in thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2016	2015

Net income	$7,586	$6,494
Depreciation of real estate assets	3,362	2,555
Amortization of leasing costs	22	30
Amortization of lease intangibles	1,686	953
(Gain) loss on sale of assets	-	(79)
Funds from Operations	$12,656	$9,953
Straight-line accrued rent	(649)	(598)
Deferred revenue recognition	(116)	(116)
Stock based compensation expense	708	524
Amortization of financing costs	118	109
Non-real estate depreciation	15	16
Debt extinguishment costs	-	180
Adjusted Funds from Operations	$12,732	$10,068

FFO per common share - Basic	$0.61	$0.56
FFO per common share - Diluted	$0.61	$0.56

Adjusted FFO per common share - Basic	$0.61	$0.57
Adjusted FFO per common share - Diluted	$0.61	$0.57

Weighted Average Number of Common Shares and Units Outstanding - Basic	20,786	17,717
Weighted Average Number of Common Shares and Units Outstanding - Diluted	20,828	17,764

Supplemental Information:
Scheduled principal repayments	$720	$677
Capitalized interest	7	1
Capitalized building improvements	-	-

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Non-GAAP Financial Measures

FFO

The Company considers the non-GAAP measures of FFO and FFO per share/unit to be key supplemental measures of the Company's performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company's operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization and impairment writedowns, and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

The Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization and impairments, which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.

FFO does not represent cash generated from operating activities as determined by GAAP and should not be considered an alternative to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO is not a measurement of the Company's liquidity, nor is FFO indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. This measurement does not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company's operating performance.

Adjusted FFO

The Company presents adjusted FFO (including adjusted FFO per share/unit), which adjusts for certain additional items including straight-line accrued rent, deferred revenue recognition, stock based compensation expense, non-real estate depreciation and debt extinguishment costs and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, the Company’s calculation of adjusted FFO may be different from similar adjusted measures calculated by other REITs.

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